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                                                                  EXHIBIT 23.6

                        INDEPENDENT AUDITORS' CONSENT

I consent to the incorporation by reference in Registration Statements No. 33-56354, 33-70632, 33-72752, 33-83956, 33-94756, 333-06733, and 333-06939 of
HFS Incorporated (the "Company") on Form S-8 and Registration Statement No. 333-11029, 333-11031, and 333-17453 of the Company on Form S-3 of my report dated September 25, 1995 related to the financial statements of Century 21 Real Estate, Inc. and subsidiaries as of and for the years ended July 31, 1995, 1994, and 1993.

Tony H. Davidson, CPA
Lake Osewgo, Oregon
March 21, 1997

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